CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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As  independent  public  accountants,  we  hereby  consent  to the  use in  this
Pre-Effective Amendment No. 1 of our report dated June 24, 1999 and to all references to our Firm included in or made a part of this Pre-Effective Amendment.

                                                          ARTHUR ANDERSEN LLP

Cincinnati, Ohio
June 25, 1999